UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2026
International Paper Company
(Exact name of registrant as specified in its charter)
Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (901) 419-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Common Stock, $1 per share par value	IPC	London Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced, International Paper Company (the “Company”) Chief Executive Officer Andy Silvernail will speak at Bank of America Securities 2026 Global Agriculture and Materials Conference on February 26, 2026, beginning at 8:15 a.m. ET. Among other topics, Mr. Silvernail plans to address the impact of recent winter storms, the status of the planned strategic separation of our EMEA business, and general observations regarding market conditions. The presentation will be followed by a question and answer session.

Interested persons will be able to access the webcast via the Company's website (https://www.internationalpaper.com/investors/events-presentations) live and in replay. An archived copy of the webcast will be available within 24 hours following the event. The information contained on or accessible through our website is not part of, and is not incorporated by reference into, this Current Report on Form 8-K.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

Exhibit Number	Description
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date:	February 26, 2026	By:	/s/ Joseph R. Saab
		Name:	Joseph R. Saab
		Title:	Senior Vice President, General Counsel and Corporate Secretary